Golden American Life Insurance Company ING SMARTDESIGN
CUSTOMER DATA FORM
P.O. Box 9271 Des Moines, IA 50306-9271 Phone: (800) 366-0066
Express Mail: ING ANNUITIES, 909 Locust Street, Des Moines, IA 50309-2899

1(A) OWNER
Name: ____________________________ SSN# or Tax ID: _________ Male __ Female __
Permanent Address: ___________________ City: ___________ State: _____ Zip: ___
Date of Birth: ______ EMail Address: ________ Telephone: Home ____ Work ______

1(B) JOINT OWNER (Optional. Non-Qualified Plans Only)
Available only with Option Package I
Name: ____________________________ SSN# or Tax ID: _________ Male __ Female __
Permanent Address: ___________________ City: ___________ State: _____ Zip: ___
Date of Birth: ______ EMail Address: ________ Telephone: Home ____ Work ______

2(A) ANNUITANT (If other than owner)
Name: ____________________________ SSN# or Tax ID: _________ Male __ Female __
Permanent Address: ___________________ City: ___________ State: _____ Zip: ___
Date of Birth: ______ EMail Address: ________ Telephone: Home ____ Work ______

2(B) CONTINGENT ANNUITANT (Optional. The owner is the contingent Annuitant unless someone else is named)
Name: ____________________________ SSN# or Tax ID: _________ Male __ Female __
Permanent Address: ___________________ City: ___________ State: _____ Zip: ___
Date of Birth: ______ EMail Address: ________ Telephone: Home ____ Work ______


3 BENEFICIARY(S) (Please refer to prospectus for details)           Percentage
Primary Name: ______________________________________________
Relationship to Owner:_______________ Social Security Number:____________ %___ Primary Name: ______________________________________________
Relationship to Owner:_______________ Social Security Number:____________ %___ Primary Name: ______________________________________________
Relationship to Owner:_______________ Social Security Number:____________ %___ Contingent Name: ___________________________________________
Relationship to Owner: ______________ Social Security Number:____________ %___ Contingent Name: ___________________________________________
Relationship to Owner: ______________ Social Security Number:____________ %___


4 PRODUCT SELECTION
PRODUCT      BENEFIT OPTION PACKAGE             OPTIONAL BENEFIT RIDERS
Select one   Select One
             I    II1   III1,2          SmartStart3     Earnings Multiplier1,2
Signature     __   __    __                  __               __
Advantage     __   __    __                  __               __

Initial Minimum Premium Amounts, Death Benefit, Withdrawal Options and Expenses will vary depending on the Option Package chosen. Please refer to your prospectus for further details on the Option Packages available for the product selected.
1 Not available for Joint Owners.
2 For variable annuity plans issued in Washington State: Benefit Option
Package III differs and the Earnings Multiplier Optional Benefit Rider is not available.
3 With the election of the SmartStart Option, you will receive a Premium Credit, for which there is an additional charge. All or a portion of the premium credit applied may be forfeited if certain events occur, including if you make a withdrawal. Forfeiture of all or a portion of the premium credit may result in the charge exceeding the amount of the premium credit applied. The SmartStart Option is renewable after 3 years from the contract anniversary under the SmartDesign Advantage product (except for contracts issued in Oregon). Refer to the appropriate Prospectus for complete details regarding the SmartStart Option.

GA-CDF-1116                     Page 1 of 4           10/01/2002 125643

5 INITIAL INVESTMENT & DOLLAR COST AVERAGING
PAYMENT INFORMATION
1) Initial Payment: $______ (If the initial premium is either an exchange or transfer, please indicate approximate premium)
Make check payable to Golden American Life Insurance Company (GALIC)
2) Fill in the amounts of your initial investment allocation(s) in Column A below.
DOLLAR COST AVERAGING (DCA)(DCA is not permitted into the GET Fund. Note:DCA does not ensure a profit or guarantee against loss in a declining market.)
1) I elect a monthly transfer of $______ (Max:1/12 of amount allocated to divisionsbelow;1/6 for 6-Month DCA)
2) Division of allocation from which you are transferring:
__ 1 YR Fixed2  __ 1 YR DCA Term2     __ Liquid Asset      __ 6-Month DCA Term2
3) Please indicate the divisions you wish to transfer to by filling in percentages in Column B below.

PORTFOLIO MANAGER                  ACCOUNT DIVISIONS                         A)INITIAL INVESTMENT B)DCA
AIM Advisors,Inc.                  AIM VI Dent Demographic Trends Fund1        $_____ _____% _____%
AIM Advisors,Inc.                  AIM VI Growth Fund1                         $_____ _____% _____%
Alliance Capital Management LP     Alliance Bernstein Value Portfolio1         $_____ _____% _____%
Alliance Capital Management LP     Alliance Growth and IncomePortfolio1        $_____ _____% _____%
Alliance Capital Management LP     Alliance Premier Growth Portfolio1          $_____ _____% _____%
Eagle Asset Management, Inc.       Value Equity Series                         $_____ _____% _____%
Fidelity Management&Research Co    Fidelity VIP Equity-Income Portfolio1       $_____ _____% _____%
Fidelity Management&Research Co    Fidelity VIP Growth Portfolio1              $_____ _____% _____%
Fidelity Management&Research Co    Fidelity VIP Contrafund(r) Portfolio1       $_____ _____% _____%
ING Investment Management, LLC     Liquid Asset Series                         $_____ _____% _____%
ING Investments, LLC               ING GET Fund (when available 4)             $_____ _____% _N/A_%
ING Investments, LLC               ING VP Convertible Portfolio1               $_____ _____% _____%
ING Investments, LLC               ING VP Index Plus LargeCap Portfolio1       $_____ _____% _____%
ING Investments, LLC               ING VP Index Plus MidCap Portfolio1         $_____ _____% _____%
ING Investments, LLC               ING VP Index Plus SmallCap Portfolio1       $_____ _____% _____%
ING Investments, LLC               ING VP Large Company Value Portfolio1       $_____ _____% _____%
ING Investments, LLC               ING VP LargeCap Growth Portfolio1           $_____ _____% _____%
ING Investments, LLC               ING VP MagnaCap Portfolio1                  $_____ _____% _____%
ING Investments, LLC               ING VP Value Opportunity Portfolio1         $_____ _____% _____%
ING Investments, LLC               ING VP Worldwide Growth Portfolio1          $_____ _____% _____%
INVESCO Funds Group, Inc.          INVESCO VIF Financial Services Fund         $_____ _____% _____%
INVESCO Funds Group, Inc.          INVESCO VIF Health Sciences Fund            $_____ _____% _____%
INVESCO Funds Group, Inc.          INVESCO VIF Leisure Fund                    $_____ _____% _____%
INVESCO Funds Group, Inc.          INVESCO VIF Utilities Fund                  $_____ _____% _____%
JP Morgan Fleming Int'l(London)    International Enhanced EAFE Series1         $_____ _____% _____%
JP Morgan Fleming Investmts(USA)   JP Morgan Fleming Small Cap Equity1         $_____ _____% _____%
Janus Capital Management LLC.      Janus Aspen Worldwide Growth Portfolio1     $_____ _____% _____%
Janus Capital Management LLC.      Janus Growth and Income Series              $_____ _____% _____%
Jennison Associates, LLC           Jennison Portfolio                          $_____ _____% _____%
Jennison Associates, LLC           SP Jennison Int'l Growth Portfolio1         $_____ _____% _____%
Massachusetts Financial Service    ING MFS Capital Opportunities Portfolio     $_____ _____% _____%
Massachusetts Financial Service    ING MFS Global Growth Portfolio1            $_____ _____% _____%
Massachusetts Financial Service    Research Series                             $_____ _____% _____%
Massachusetts Financial Service    Total Return Series                         $_____ _____% _____%
Pacific Investment Management      Core Bond Series                            $_____ _____% _____%
Pacific Investment Management      PIMCO High Yield Portfolio                  $_____ _____% _____%
Pioneer Investment Management      Pioneer Fund VCT Portfolio1                 $_____ _____% _____%
Pioneer Investment Management      Pioneer Small Company VCT Portfolio1        $_____ _____% _____%
Putnam Investment Management       Putnam VT Growth and Income Fund1           $_____ _____% _____%
Putnam Investment Management       Putnam VT Int'l Growth and Income Fund1     $_____ _____% _____%
Putnam Investment Management       Putnam VT Voyager Fund II1                  $_____ _____% _____%
Robert Fleming Inc.                ING JP Morgan MidCap Value Portfolio1       $_____ _____% _____%
UBS Global Asset Management        UBS Tactical Allocation Portfolio1          $_____ _____% _____%
Van Kampen                         ING Van Kampen Comstock Portfolio1          $_____ _____% _____%
Fixed Investment Options2
__1 YR __3 YR __5 YR __7 YR3 __10 YR3                                          $_____ _____% _N/A_%
__6-Month DCA Term                                                             $_____ _____% _N/A_%
__1-Year DCA Term                                                              $_____ _____% _N/A_%
                                                                         Total $_____   100%   100%


1 The available share class is subject to distribution and/or service (12b-1) fees.
2 May not be available in all states. Read the appropriate Prospectus and any Prospectus Supplement for more information.
3 Not available in OR.
4 Because each series of the GET Fund is a limited time offering, please note that any initial or subsequent deposits received for the GET Fund will be allocated to the series that is then available. If no series is available, your deposit will be allocated to the Liquid Asset Series, unless otherwise specified
__ Fixed Account deposit periods, to automatically transfer at maturity to available series of the GET Fund.
__ Guaranteed Interest division (MD & WA only), to automatically DCA at maturity to available series of the GET Fund.

GA-CDF-1116                     Page 2 of 4              10/01/2002 125643

6 TELEPHONE REALLOCATION AUTHORIZATION (Owner's initials to validate agent) ____ I authorize Golden American Life Insurance Company (GALIC) to act upon reallocation instructions, given by electronic means or voice command, from the agent that signs below and/or the following individuals:
_______________________________________  _______________________________________
Name and Social Security Number                  Name and Social Security Number
upon furnishing the social security number or alternative identification.Neither GALIC nor any person authorized by GALIC will be responsible for any claim loss, liability, or expenses in connection with reallocation instructions received by electronic means or voice command from such person if GALIC or other such person acted on such electronic means or voice command in good faith in reliance upon this authorization. GALIC will continue to act upon this authorization until such time as the person indicated above is no longer affiliated with the broker/dealer under which my contract was purchased or until such time as I notify GALIC in writing of a change in instructions.

7 TYPE OF CONTRACT
Non-Qualified:_ 1035 Exchange  _ Regular
Qualified:_IRA Rollover _403(b)TSA Transfer _401(a)Plan
          _SAR SEP IRA _SEP-IRA _CONDUIT IRA
__IRA Indicate contribution amount and appropriate tax year: ___________________
__Roth IRA If transfer,
provide original conversion/establishment date and amount ______________________

8 STATE REQUIRED NOTICES
Below are notices that apply only in certain states. Please read the following carefully to see if any apply in your state.
Arkansas, Colorado, Kentucky, Louisiana, New Mexico, Ohio, Pennsylvania and Washington, DC:"Any person who knowingly and with intent to defraud any insurance company or anyother person, files an application for insurance or statement of claim containingany materially false information, or conceals for the purpose of misleading information concerning any fact material thereto, commits a fraudulent insurance act which is a crime and subjects such person to criminal and civil penalties.
California: For your protection, California law requires the following to appear on this form. "Any person who knowingly presents a false or fraudulent claim for the payment of a loss is guilty of a crime and may be subject to fines and confinement in a state prison."
California Assembly Bill 2107 Disclosure: The sale or liquidation of any asset in order to buy insurance, either life insurance or an annuity contract, may have tax consequences. Terminating any life insurance policy or annuity contract may have early withdrawal penalties or other costs or penalties, as well as tax consequences. You may wish to consult independent legal or financial advice before the sale or liquidation of any asset, stock, bond, IRA, certificate of deposit, mutual fund, life insurance policy, annuity contract or other asset.
Florida: "Any person who knowingly and with the intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree"
Maine, Tennessee: "It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or denial of insurance benefits"
Minnesota: This contract is not protected by the Minnesota Life and Health Insurance Guaranty Association or the Minnesota Guarantee Association. In the case of insolvency, payment of claim is not guaranteed. Only the assets of this insurer will be available to pay your claim.
New Jersey: "Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties"
Virginia: "A person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law."

9(A) PRE-AUTHORIZED PAYMENT PLAN (Pre-authorized Payment Plan may not be available on all types of contracts.)
I authorize (1) GALIC to debit the account indicated on the enclosed check for the payment amount indicated on this form; and (2) the bank indicated on the enclosed check to pay GALIC and charge the account shown on the enclosed check for debits drawn and payable to GALIC as payments under this contract.
(Please attach VOIDED check)
Preferred Debit Date: ____________________ (any day prior to the 28th)
Amount ($100.00 minimum)  Monthly $__________________  Quarterly $____________
                          Semiannually $_____________  Annually $_____________
Pre-authorized payments are not permitted into the GET Fund.

9(B) ACCOUNT REBALANCING PROGRAM (May not use DCA concurrently.)
With this program, amounts in the variable investment options are reallocated as frequently as you have elected below based on the percentages you previously indicated on Page 2.
__ I elect the Account Rebalancing Program.
(check one) __ Quarterly __ Semiannually __ Annually
Account Rebalancing Program does not affect amounts allocated into the GET Fund.

9(C) SYSTEMATIC WITHDRAWAL OPTION
Amount (per year): $______________ or ______________% (Cannot exceed 10% of the contract's accumulation value per contract year. Surrender Charges may apply to excess partial withdrawals. Refer to your Prospectus for complete details) Start date (any day prior to the 28th):______ (mm/dd/yyyy, 28 days after contract start date)
Frequency: __ Monthly __ Quarterly __ Annually __ Electronically deposit my payments to:
Account # ___________________________ Bank Routing # ________________________
(Please attach VOIDED check.)
__ Federal law requires that 10% must be withheld from taxable distributions unless you elect not to have taxes withheld.
__ I do not wish to have taxes withheld You may be subject to tax penalties if your payments of estimated tax and withholding are not adequate.
__ Please refer to the Request for Financial Services form for additional Systematic Distribution Options GALIC has available

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10 REPLACEMENT
Do you currently have any existing annuity or life insurance policies or coverage? __Yes, (if yes, please continue below) __ No
This purchase may involve discontinuing or changing an existing policy or contract. If so, a replacement is occurring. Financed purchases are also considered replacements.
A replacement occurs when a new policy or contract is purchased and, in connection with the sale, you discontinue making premium payments on the existing policy or contract, or an existing policy or contract is surrendered, forfeited,assigned to the replacing insurer, or otherwise terminated or used in a financed purchase.
A financed purchase occurs when the purchase of a new life insurance policy or an annuity contract involves the use of funds obtained by the withdrawal or surrender of or by borrowing some or all of the policy values, including accumulated dividends, of an existing policy, to pay all or part of any premium or payment due on the new policy. A financed purchase is a replacement.
You should carefully consider whether a replacement is in your best interest. You will pay acquisition costs and there may be surrender costs deducted from your policy or contract. You may be able to make changes to your existing policy or contract to meet your insurance needs at less cost. A financed purchase will reduce the value of your existing policy and may reduce the amount paid upon the death of the insured. We want you to understand the effects of replacements before you make your purchase decision and ask that you answer the following questions. 1. Are you considering discontinuing making premium payments, surrendering, forfeiting, assigning to the insurer, or otherwise terminating your existing policy or contract?
Yes __ No __
2. Are you considering using funds from your existing policies or contracts to pay premiums due on the new policy or contract?
Yes __ No __
If you answered "Yes" to either of the above questions, please complete and return with this form, a copy of any state replacement form(s), if applicable.
I do not want this notice read aloud to me, _____________
(Owner/Applicants must initial only if they do not want the notice read aloud.)

11 DISCLOSURES AND SIGNATURES Please read the following statements carefully and sign below:
By signing below, I acknowledge receipt of the Prospectus. I agree that, to the best of my knowledge and belief, all statements and answers in this form are complete and true and may be relied upon in determining whether to issue the variable annuity applied for. Only the owner and Golden American have the authority to modify this form.Variable Annuities and underlying Series shares or securities which fund them are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank andare not bank guaranteed. Also, they are subject to market fluctuation, investment risk and possible loss of principal invested. I understand that the variable annuity cash surrender values, when based on the investment experience of the Separate Account Division , may increase or decrease on any day and that no minimum value is guaranteed. The variable annuity applied for is in accord with my anticipated financial objectives. I understand that the value allocated to any Account subject to a Market Value Adjustment may increase or decrease if surrendered or withdrawn prior to a specified date(s) as stated in the contract. My signature certifies, under penalty of perjury, that the taxpayer identification number provided is correct. Unless and until you are otherwise notified, I am not subject to backup withholding because: I am exempt; or I have not been notified that I am subject to backup withholdings resulting from failure to report all interest dividends; or I have been notified that I am no longer subject to backup withholding. (Strike out the preceding sentence if subject to backup withholding.) The IRS does not require my consent to any provision of this document other than the certifications required to avoid backup withholding.
________________________________________________________________________________
Date   Signed at (City, State)      Signature of Owner
________________________________________________________________________________
Date   Signed at (City, State)      Signature of Joint Owner (If applicable)
________________________________________________________________________________
Date   Signed at (City, State)      Signature of Annuitant (If other than owner)

12 SPECIAL REMARKS



13 FOR AGENT USE ONLY
Do you have reason to believe that the contract applied for will replace any existing annuity or life insurance coverage?
__ Yes __ No
Commission Alternative (select one-please verify with your broker/dealer that the option you select is available):
__ A __ B __ C  __ D __ E
Client's Account Number: __________________________________

________________________________________________________________________________
Print Agent Name              Broker/Dealer/Branch            Social Security #
________________________________________________________________________________
Agent Signature               Agent Phone                License # / Broker Code


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